POWER OF ATTORNEY


       Know all by these presents, that the undersigned hereby constitutes and appoints Gavin O'Connor, Robert Julian, Jessica Ryan and Lauri Fischer as the undersigned's true and lawful attorneys-in-fact to:

(1)	prepare, execute in the undersigned's name
and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID Uniform Application for
Access Codes to File on EDGAR (including a
Form ID Uniform Application
Acknowledgement and Update Passphrase
Acknowledgement (the "Form ID") as well as enrollment via the EDGAR Next filing system
"EDGAR Next" or any successor SEC
electronic filing system), including amendments thereto, and any other documents necessary or appropriate to obtain and maintain EDGAR access codes and credentials for the undersigned to make electronic filings with the SEC of reports required by Sections 13 and
Section 16(a) of the Securities Exchange Act of
1934 (the "Exchange Act") or any rule or regulation of the SEC;

(2)	take any and all actions that may be
necessary, appropriate or advisable in
connection with the undersigned's EDGAR and EDGAR Next accounts, including, without limitation: (a) acting as an account administrator for the undersigned's EDGAR /
EDGAR Next account, including appointing, removing and replacing account administrators, account users, technical administrators and delegated entities;
modifying and maintaining the security of EDGAR access codes and credentials; and maintaining, modifying and certifying the accuracy of information on the undersigned's
EDGAR / EDGAR Next account dashboard
and acting as the EDGAR point of contact for such account; and (b) causing [Name of Company] (the "Company") to accept a delegation of authority from any of the undersigned's EDGAR / EDGAR Next account administrators and, pursuant to such delegation, authorizing the Company's EDGAR
/ EDGAR Next account administrators to
appoint, remove or replace users for the undersigned's EDGAR / EDGAR Next account and to submit and file, or cause to be submitted and filed, any filings contemplated by this Power of Attorney;

(3)	act as an "authorized individual" of the
undersigned, as such term is defined in the EDGAR Filer Manual, Volume I;

(4)	prepare, execute for, and on behalf of the
undersigned, in the undersigned's capacity as
an officer, director and/or holder of 10% or
more of a registered class of securities, as
applicable, of [?] (the "Company") and submit to
SEC (a) Schedules 13D and 13G (and any
amendments thereto) in accordance with
Sections 13(d) and 13(g) of the Exchange Act,
(b) Forms 3, 4, and 5 (and any amendments
thereto) in accordance with Section 16(a) of
the Exchange Act, and (c) any other forms or
reports the undersigned may be required to file
in connection with the undersigned's
ownership, acquisition, or disposition of
securities of the Company;
(5)	do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to complete and
execute any such Schedule 13D, Schedule
13G, Form 3, 4, or 5, or other form or report (or
any amendment thereto), and timely file such
schedule, form or report with the SEC and any
stock exchange or similar authority;
(6)	seek or obtain, as the undersigned's
representative and on the undersigned's
behalf, information on transactions in the
Company's securities from any broker or
financial institution, and the undersigned
hereby authorizes any such person to release
any such information to each of the attorneys-
in-fact and approves and ratifies any such
release of information; and
(7)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including without limitation the execution and filing of a Form ID, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorney-in-fact's designated substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

       This Power of Attorney, with respect to each of the attorneys-in-fact, shall remain in full force and effect until the earlier of (a) the date that the undersigned is no longer required to file Schedules 13D and 13G and Forms 3, 4, and 5 with respect to the undersigned's beneficial ownership and transactions in securities issued by the Company (b) with respect to the attorney-in-fact, this Power of Attorney is revoked by the undersigned in a signed writing delivered to such attorney-in-fact, or (c) the time at which such attorney-in-fact is no longer employed by the Company.





IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of April, 2026.



XPONENTIAL FITNESS, INC.


By:  /s/ Mark Grabowski
Name: Mark Grabowski